       As filed with the Securities and Exchange Commission on
                    October 15, 1996   Reg. No. 33-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ___________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  ____________

                               MOLEX INCORPORATED
            (Exact Name of Registrant as Specified in its Charter)

             Delaware                                   36-2369491
      (State of Incorporation)             (I.R.S. Employer Identification No.)


                  2222 Wellington Court, Lisle, Illinois 60532
             (Address and Zip Code of Principal Executive Offices)
                                  ____________

                             THE MOLEX INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)
                                  ____________

                   L.A. Hecht, Secretary and General Counsel
                               Molex Incorporated
                             2222 Wellington Court
                             Lisle, Illinois 60532
                                 (630) 969-4550
          (Name, Address, and Telephone Number of Agent For Service)

                                 ______________

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
                                          Amount            Proposed Maximum     Proposed Maximum
       Title of Securities                 to be           Offering Price Per   Aggregate Offering        Amount of
         to be Registered                Registered           Share (1)(2)           Price (1)         Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.05 per share                        265,625 shares             $ 37.00          $ 9,828,125.00           $ 2,979
--------------------------------------------------------------------------------------------------------------------------

In addition, pursuant to Rule 416(c) under the Securities Act of 1993, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(1) Calculated pursuant to Rules 457(h)(1) and 457(c) based on the average of the high and low prices reported for the Registrant's common stock on the NASDAQ Stock Market on October 11, 1996.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

                                EXPLANATORY NOTE


         As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by Molex Incorporated (the "Company") are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 ("1996 Form 10-K").

    (b) The description of the Company's common stock, par value $.05 per share (the "Common Stock") in the final prospectus forming a part of the Company's Registration Statement on Form S-3 (Reg. No. 3357613) filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act") on February 7, 1995, as amended by Amendment No. 1 thereto filed with the Commission on February 16, 1995 (as amended, the "S-3 Registration Statement").


    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.
                         ______________________________


    The consolidated financial statements and schedules included and incorporated by reference in the Company's 1996 Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their reports thereon, and are incorporated herein by reference. Such consolidated financial statements are incorporated by reference herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


ITEM 4:  DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.

ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonable believed to be or in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct. The Certificate of Incorporation of the Company provides that directors and officers shall be indemnified as described above in this paragraph to the fullest extent permitted by the DGCL; provided, however, that any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person shall be indemnified only if such proceeding (or part thereof) was authorized by the board of directors of the Company.

    Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

    The Certificate of Incorporation of the Company provides, that, to the fullest extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the DGCL currently provides that such provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL), or (iv) for any transaction from which the director derived an improper personal benefit.

    The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.


ITEM 7:  EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.


ITEM 8:  EXHIBITS
      4.1 Restated Certificate of Incorporation of the Company (Exhibit 3.1 to Company's Form 10-K for the year ended June 30, 1990)*

      4.2 By-Laws of the Company restated and amended April 26, 1991 (Exhibit 4.2 to the Company's Form 10-K for the year ended June 30, 1995)*

      23.2        Consent of Deloitte & Touche LLP

      24.1        Powers of Attorney (included in signature page hereto)

___________________

*        Incorporated by reference.


ITEM 9.  UNDERTAKINGS

(a)  Rule 415 Offering.  The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Incorporation of Subsequent Exchange Act Documents by Reference.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Form S-8 Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois, on October 14, 1996.

                                        MOLEX INCORPORATED

                                        By:
                                               _________________________________
                                               Frederick A. Krehbiel
                                               Chairman and Chief Executive
                                               Officer (Principal Executive
                                               Officer)

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Frederick A. Krehbiel and John H. Krehbiel, Jr. and each of them his true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, for his and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any pre- or post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                     Title                                 Date
                 ---------                                     -----                                 ----
      /s/ F.A. Krehbiel                    Chairman and Chief Executive Officer                  October 14, 1996
      ------------------------------       (Principal Executive Officer)
          F.A. Krehbiel

      /s/ J.H. Krehbiel, Jr.               Director                                              October 14, 1996
      ------------------------------
          J.H. Krehbiel, Jr.

      /s/ Robert E. Mahoney                Vice President, Treasurer and Chief Financial
      ------------------------------       Officer (Principal Financial Officer and
          Robert E. Mahoney                Principal Accounting Officer)

                                           Director
      -----------------------------
      Robert J. Potter

      /s/ Edgar D. Jannotta                Director                                              October 14, 1996
      ----------------------------
          Edgar D. Jannotta

      /s/ F.L. Krehbiel                    Director                                              October 14, 1996
      ---------------------------
          F.L. Krehbiel


      /s/ Donald G. Lubin                  Director                                              October 14, 1996
      -------------------------------
          Donald G. Lubin

                                           Director
      -------------------------------
      Masahisa Naitoh

      /s/ Michael J. Birck                 Director                                              October 14, 1996
      --------------------------------
         Michael J. Birck

                                           Director
      --------------------------------
      Lewis E. Platt

       Pursuant to the requirements of the Securities Act of 1933, the committee that administers The Molex Incorporated Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois, on October 14, 1996.

                             THE MOLEX INCORPORATED EMPLOYEE STOCK PURCHASE PLAN

                             By:  _____________________________________________
                                  Frederick A. Krehbiel, Committee Member